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                                                                      EXHIBIT 23








INDEPENDENT AUDITORS' CONSENT


HEALTHCARE COMPARE CORP.:


We consent to the incorporation by reference in the Registration Statements of HealthCare COMPARE Corp. on Form S-8 (file numbers - 33-26639, 33-26640, 33-42902, 33-43806, 33-43807, 33-46185, 33-87986 and 33-62747) of our reports dated February 12, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K Of HealthCare COMPARE Corp. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP

Chicago, Illinois
March 26, 1996